Exhibit 10.6.3

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
SECOND AMENDMENT TO SCHEDULE NO. 9 (“Schedule 9 Second Amendment”) DATED AS OF MAY 11, 2006
TO
AGREEMENT FOR CONSULTING SERVICES
BETWEEN
AMERICA ONLINE, INC. (“AOL”) AND LIVEWORLD, INC. (“Consultant”)
DATED AS OF MAY 12, 2003 (the “Agreement”)
SCOPE OF WORK
1.	Detailed description of project to be accomplished by Consultant:

Consultant shall perform the following additional services:

Thumbnail Review: Consultant shall provide review of Community Video Platform (CVP) thumbnails prior to publishing to the CVP Main Page or any other identified CVP areas. The specific moderation guidelines will be provided by such members of the AOL Community team as may be designated by AOL (“AOL Community”). Consultant shall moderate the thumbnails, titles, descriptions and tags that violate TOS and other moderation guidelines so as to prevent such thumbnails, titles, descriptions and tags from being published to the CVP Main Page and any other identified CVP areas, and will then notify the Community Action Team (CAT) for appropriate action.

Special Event Video Review: Consultant shall provide review of all Community Video Platform (CVP) special event video prior to publishing. The specific moderation guidelines will be provided by AOL Community. Consultant shall moderate special event video and titles, descriptions, tags, and comments (“Special Event Content”) that violate TOS and other moderation guidelines to prevent such Special Event Content from being published, and will then notify CAT for appropriate action. AOL Community reserves the right to modify this requirement and only require a thumbnail review for limited periods of time. Additionally, consultant will review and update special event video categories and user-entered text. The specific update and edit guidelines will be provided by AOL Community.

Roaming Review: Consultant shall provide a roaming function for all remaining video post-publishing. The specific moderation guidelines will be provided by AOL Community. Consultant shall moderate video and titles, descriptions, tags, and comments that violate TOS and other moderation guidelines so as to hide them, and will then notify CAT for appropriate action. Additionally, consultant will review and update video categories and user-entered text. The specific update and edit guidelines will be provided by AOL Community.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
2.	Deliverables and documentation to be produced by Consultant:

Consultant shall provide regular written update reports (frequency to be mutually determined between Consultant and AOL Community, but no less frequently than once per month) to AOL Community on CVP activity or content that is outside established procedures or guidelines. This reporting shall include a description of CVP-related services by provided by Consultant, the number of thumbnails, routine video, and special event video [***] violations, and any other relevant information requested by AOL.

3.	Time for Performance/Delivery:

Consultant will complete appropriate training and staffing and begin moderation tasks with launch of CVP (Preview) targeted for [***]; provided, however, that AOL shall have the right to postpone this date in its discretion.

4.	Acceptance testing criteria for each Deliverable:

Applicable as described below _X___Not Applicable ___

AOL will, in its discretion, review thumbnail and videos that have been reviewed by the Consultant and, without limiting AOL’s other rights hereunder, may provide additional instructions and provide feedback if procedures or standards are not being properly applied

5.	Communications and Project Status:

AOL shall provide feedback based upon a review, in its discretion, of thumbnails and videos in addition to routine bi-weekly review meetings.

6.	Payments:
(a)	Fee

Hourly billing at standard rates predetermined in contract schedule. For the avoidance of doubt, Consultant may bill for both delivered moderation hours and training hours, provided, however, that training shall not exceed [***] hours total.

The monthly management fee is hereby increased by $[***] per month to $[***]/month.

(b)	Expenses

AOL shall not reimburse Consultant for any expenses, unless approved by AOL in advance in writing.

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
(c)	Payment Schedule

All fees and expenses due shall be invoiced by Consultant monthly. Each monthly invoice shall include (i) the monthly management fee for the coming month; (ii) the Monthly Minimum Moderation Fee for hours scheduled by AOL for the coming month, including a categorization of hours by chat room hours and message board moderation hours; (iii) the Overage Fee for the previous month, if any; and (iv) additional fee for Premium Chat Moderation for the previous month, if any. AOL shall pay all undisputed invoices within [***] days of AOL’s receipt of each such invoice.

(d)	Maximum Dollar Amount

The maximum dollar amount payable to Consultant for all fees and expenses under this Schedule is hereby increased by $[***] per month. As a result, the maximum dollar amount for Year 2 is increased by $[***] ($[***] x [***] months remaining in Year 2) and is now $[***]. The maximum dollar amount for Year 3 is increased by $[***] ($[***] x [***] months) and is now $[***].

7.	Consultant Project Manager:	Name:	Jenna Woodul
Fax #:

8.	AOL Project Manager:	Name: Fax #:	Bill Hagerott 703.265.3842

9.	Term of this Schedule:

AOL reserves the right for a [***] day termination for convenience.

10.	Additional Terms and Conditions: None.

AMERICA ONLINE, INC.	LIVEWORLD, INC.

By:	By:

Print Name:	Print Name:
Title:	Title:

Date:	Date: